Exhibit 99.1

The Metals Company to Apply for Permits under Existing U.S. Mining Code for Deep-Sea Minerals in the High Seas in Second Quarter of 2025

•	Following successful mining tests by U.S. consortia and pioneering environmental impact assessment by the National Oceanic and Atmospheric Administration (NOAA) in the Clarion Clipperton Zone (CCZ) in the 1970s, the United States Congress passed the Deep Seabed Hard Mineral Resources Act (DSHMRA) in 1980 to enable exploration and commercial recovery of deep-sea minerals in the high seas
•	DSHMRA, along with its implementing regulations completed by NOAA in 1989 and other landmark legislation on environmental protection invoked in DSHMRA, provide a robust, predictable regulatory regime while the International Seabed Authority (ISA) has not yet adopted the Exploitation Regulations in breach of its treaty obligations under UNCLOS and the 1994 Agreement
•	The Company has met with officials in the White House and U.S. Congress and is encouraged by interest in the role deep-sea minerals can play in securing America’s supply chain
•	The Company remains committed to following the paths that best serve all its stakeholders

NEW YORK, March 27, 2025 — TMC the metals company Inc. (Nasdaq: TMC) (“TMC” or the “Company”), an explorer of the world’s largest undeveloped resource of critical metals for building infrastructure, power generation, transmission, and batteries, today announced that its subsidiary The Metals Company USA LLC (“TMC USA”) has formally initiated a process with NOAA under the U.S. Department of Commerce to apply for exploration licenses and commercial recovery permits under existing U.S. legislation, the Deep Seabed Hard Mineral Resources Act of 1980 (DSHMRA).

Following extensive legal diligence on DSHMRA, NOAA’s implementing regulations and other applicable environmental protection legislation, the Company strongly believes that the U.S. seabed mining code offers the greatest probability of securing a permit for commercial recovery of deep-sea mineral resources in a timely manner.

Gerard Barron, Chairman & CEO of The Metals Company, commented: “Over the last decade, we’ve invested over half a billion dollars to understand and responsibly develop the nodule resource in our contract areas. We built the world’s largest environmental dataset on the CCZ, carefully designed and tested an offshore collection system that minimizes the environmental impacts and followed every step required by the International Seabed Authority. But, despite collaborating in good faith with the ISA for over a decade, it has not yet adopted the Regulations on the Exploitation of Mineral Resources in the Area in breach of its express treaty obligations under UNCLOS and the 1994 Agreement.”

“We believe we have sufficient knowledge to get started and prove we can manage environmental risks. What we need is a regulator with a robust regulatory regime, and who is willing to give our application a fair hearing. That’s why we’ve formally initiated the process of applying for licenses and permits under the existing U.S. seabed mining code. After extensive legal review and constructive engagement with NOAA and other officials across the U.S. government, we believe the United States offers a stable, transparent, and enforceable regulatory path. TMC USA expects to submit applications to NOAA in the second quarter of 2025. We’re encouraged by the growing recognition in Washington that nodules represent a strategic opportunity for America—and we’re moving forward with urgency.”

U.S. Leadership in Seabed Mining Regulation

•	U.S. Congress passed DSHMRA in 1980, affirming that deep-sea mining is a Freedom of the High Seas and granting NOAA authority to regulate exploration and commercial recovery activities of U.S. citizens in international waters
•	NOAA adopted the implementing regulations on exploration licenses in 1981, followed by implementing regulations on commercial recovery permits in 1989, based on over six years of stakeholder consultations
•	As a regulator, NOAA has adopted a common-sense, science-based approach, explicitly recognizing regulatory flexibility and trade-offs are required for a new industry, while guarding against significant adverse impacts on the environment
•	NOAA engages with applicants pre-application and offers written guidance when appropriate to assist in the development of adequate applications
•	NOAA has developed a Programmatic Environmental Impact Statement (EIS) for the CCZ and develops independent site-specific EISs based on data supplied by the applicants and any other data it deems relevant, ensuring a robust basis for environmental permitting decisions

TMC USA has officially requested a pre-application consultation with NOAA and is confident that the U.S. regulatory framework offers a path forward that is both predictable and enforceable. The Company remains committed to following the paths that best serve all its stakeholders.

About The Metals Company

The Metals Company is an explorer of lower-impact critical metals from seafloor polymetallic nodules, on a dual mission: (1) supply metals for building infrastructure, power generation, transmission, and batteries with net positive impacts compared to conventional production routes and (2) trace, recover and recycle the metals we supply to help create a metal commons that can be used in perpetuity. The Company through its subsidiaries holds exploration and commercial rights to two polymetallic nodule contract areas in the Clarion Clipperton Zone of the Pacific Ocean regulated by the International Seabed Authority and sponsored by the governments of the Republic of Nauru and the Kingdom of Tonga. More information is available at www.metals.co.

More information is available at www.metals.co.

Contacts

Media | media@metals.co

Investors | investors@metals.co

Forward-Looking Statements

This press release contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “may,” “plans,” “possible,” “potential,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s plans to apply for licenses and permits under the U.S. Deep Seabed Hard Mineral Resources Act (DSHMRA); the timing and outcome of any applications to NOAA; the strength, predictability, and enforceability of the U.S. regulatory regime; the potential for the United States to provide a viable permitting path for commercial recovery of deep-sea minerals; and the Company’s strategic, financial, and operational plans moving forward. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things: the Company’s strategies and future financial performance; the outcome of discussions and consultations with NOAA or other U.S. government officials; the Company’s ability to obtain required licenses and permits under DSHMRA or any other applicable U.S. laws or regulations; regulatory uncertainties and the impact of government regulation or political developments on the Company’s activities; the potential for legal or jurisdictional challenges to the Company’s rights or proposed operations in international waters; environmental risks and liabilities; the Company’s ability to develop sufficient data to support permit applications and satisfy environmental requirements; the Company’s ability to develop commercial operations, including onshore processing capabilities; risks associated with the Company’s limited operating history and need for additional financing; and other risks and uncertainties, any of which could cause actual results to differ from those expressed or implied in the forward-looking statements. These risks are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 when filed with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether due to new information, future events, changed circumstances or otherwise, except as required by law.